As filed with the Securities and Exchange Commission on November 4, 2009

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Semiconductor Engineering, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Republic of China		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
26 Chin Third Road Nantze Export Processing Zone Nantze, Kaohsiung, Taiwan Republic of China
(Address of Principal Executive Offices)

Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan (Full Title of the Plan)
CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 894-8940 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Show-Mao Chen, Esq. Davis Polk & Wardwell LLP 26/F, Twin Towers West B12, Jian Guo Men Wai Avenue Chao Yang District Beijing 100022, China (86) 10-8567-5000

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Shares, par value NT$10.00 per share	185,806,000	US$0.91	US$169,083,460	US$9,435
(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may be offered or issued pursuant to the anti-dilution adjustment provisions of the Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan.

(2)
The per share and aggregate offering prices are estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the weighted average exercise price of options already granted.  For the purpose of calculating the per share and aggregate offering prices, New Taiwan dollar amounts were translated into U.S. dollars at a rate of NT$32.39 to US$1.00, the noon buying rate in The City of New York for cable transfers payable in New Taiwan dollars as certified for customs purposes by the Federal Reserve Bank of New York on October 23, 2009.

(3)
Pursuant to Rule 457(p) under the Securities Act, the currently due filing fee is offset against the filing fee of US$37,785 paid in connection with the Registrant’s Registration Statement on Form F-3 (Securities Act File No. 333-111172) filed on December 15, 2003 and withdrawn on November 12, 2004 (the “Form F-3 Registration Statement”).  The filing fees of US$11,297 in connection with the Registrant’s Registration Statement on Form S-8 (Securities Act File No. 333-121435) filed on December 20, 2004 and US$10,870 in connection with the Registrant’s Registration Statement on Form S-8 (Securities Act File No. 333-129326) filed on October 31, 2005 were also offset against the filing fee paid in connection with the Form F-3 Registration Statement.

Advanced Semiconductor Engineering, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 under the Securities Act (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 185,806,000 common shares, par value NT$10.00 per share, of the Company (the “Shares”) for issuance pursuant to the Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference the following documents in this Registration Statement:

(a) the Registrant’s annual report on Form 20-F under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2008 (Exchange Act File No. 001-16125);

(b)  all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2008 (Exchange Act File No. 001-16125); and

(c)   the description of the Shares contained in the Registrant’s registration statement on Form 8-A under the Exchange Act (Exchange Act File No. 001-16125), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The relationship between the Registrant and its directors and officers is governed by the Republic of China (“ROC”) Civil Code, the ROC Company Law and the Registrant’s Articles of Incorporation.  There is no written contract between the Registrant and its directors and officers governing the rights and obligations of such parties. Under Section 10, Chapter 2, Book II of the ROC Civil Code, each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, in the absence of willful misconduct or negligence on the part of such person in connection with such person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law.  In addition, the Registrant has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under the U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant (English translation of Chinese) (incorporating all amendments as of June 25, 2009).

5.1	Opinion of Lee and Li, ROC counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of Lee and Li (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan (English translation of Chinese).

Item 9.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on November 4, 2009.

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

By:	/s/ Jason C. S. Chang
Jason C. S. Chang
Chairman

KNOW ALL MEN BY THESE PRESENTS that Advanced Semiconductor Engineering, Inc. (the “Company”) and each person whose signature appears below constitutes and appoints Jason C.S. Chang, Chairman of the Company, and Joseph Tung, Chief Financial Officer of the Company, and any other person acting in such capacity, and each of them, true and lawful attorneys-in-fact and agents of the Company and each such person with full power of substitution, for and in the name, place and stead of the Company and each such person, in any and all capacities, to take the following actions: (i) to sign a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 200,000,000 common shares, par value NT$10.00 each (the “Shares”), to be issued by the Company pursuant to the Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan (the “Option Plan”), and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto), and to cause the same to be filed with or, where permitted, transmitted for filing to, the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; (ii) to sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Shares to be sold pursuant to the Registration Statement under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States or under the securities or other relevant laws of other jurisdictions outside the United States and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions or the relevant authorities in the appropriate jurisdictions outside the United States; and (iii) to sign such other documents (including, without limitation, such other appropriate documents relating to the Shares and the Option Plan), to take such other actions, including without limitation application for listing on the New York Stock Exchange, and/or other securities exchanges, and related actions, and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Company of the Shares pursuant to the Option Plan, granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jason C. S. Chang	Chairman, Chief Executive Officer and Director	November 4, 2009
Jason C. S. Chang	(Principal Executive Officer)

Signature	Title	Date

/s/ Richard H.P. Chang	Vice Chairman, President and Director	November 4, 2009
Richard H.P. Chang
/s/ Tien Wu	Chief Operating Officer and Director	November 4, 2009
Tien Wu
/s/ Joseph Tung	Chief Financial Officer, Vice President and Director	November 4, 2009
Joseph Tung	(Principal Financial and Accounting Officer)
/s/ Raymond Lo	General Manager, Kaohsiung packaging facility and Director	November 4, 2009
Raymond Lo
/s/ Jeffrey Chen	Vice President and Director	November 4, 2009
Jeffrey Chen
/s/ Rutherford Chang	Director	November 4, 2009
Rutherford Chang
/s/ Shen-Fu Yu	Independent Director	November 4, 2009
Shen-Fu Yu
/s/ Ta-Lin Hsu	Independent Director	November 4, 2009
Ta-Lin Hsu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on November 4, 2009.

PUGLISI & ASSOCIATES

By:	/s/ Donald Puglisi
Donald Puglisi
Managing Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of the Registrant (English translation of Chinese) (incorporating all amendments as of June 25, 2009).

5.1	Opinion of Lee and Li, ROC counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of Lee and Li (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	Advanced Semiconductor Engineering, Inc. 2007 Employee Stock Option Plan (English translation of Chinese).